Exhibit 99.1

April **, 2016

RE:	Resource Real Estate Opportunity REIT II

Portfolio Valuation

Dear Investor,

On behalf of Resource Real Estate Opportunity REIT II (the “REIT”), I am pleased to announce that the REIT completed its securities offering period in February 2016, raising approximately $200 million in new equity in the fourth quarter of 2015. While much of these funds have been deployed to investment properties for the REIT, a significant portion of the REIT’s assets remain in cash as we assess additional investment opportunities. We anticipate that within the next twelve months, this newly raised capital will be fully deployed to additional properties.

In addition to the close of the offering period, the REIT’s Board of Directors (the “Board”) has approved a Net Asset Value (“NAV”) for the REIT after completing a third party portfolio valuation. The new NAV is reflected on the enclosed account statement. In accordance with valuation guidelines for non-traded REITs, the Board engaged Duff & Phelps, LLC (“Duff & Phelps”), a global independent valuation advisor, to appraise the REIT’s portfolio as of December 31, 2015, and to provide the Board with a range of estimated values per share of the REITs common stock based upon the estimated market value of the REIT’s assets. On March 29, 2016, Duff & Phelps provided the Board with an estimated valuation range, and the Board approved Duff & Phelps’ mid-point estimate of $9.01 per share as the estimated share value of the REIT. In accordance with applicable REIT regulations, you will now see $9.01 per share on your customer statement. Details regarding the methodology of the REIT’s valuation can be found in the REITs annual report on Form 10-K, for the year ended December 31, 2015 filed with the Securities and Exchange Commission on or about March 30, 2016, which is also available on the REIT’s website.

The new NAV of your shares in the REIT does not change the objectives of your investment, and has no impact on your monthly distributions, which is currently 6 percent annually of the original purchase price of $10.00.

Your financial advisor has been made aware of these changes and should be consulted with any questions you may have. If you would like to contact the REIT directly to discuss this change, please feel free to contact Investor Relations at (866) 469-0129, or via email at IR@resourcerei.com.

Sincerely,

Jake Sauerteig

Vice President

Director of Communications

1845 Walnut Street, 18th Floor  |  Philadelphia, PA 19103  |  (866) 773-4120  |  www.resourcereit2.com

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodology for the Company’s real estate properties assumes the properties realize the projected net operating income and that investors would be willing to invest in such properties at similar capitalization rates. Though the estimates of the fair market value of the real estate properties and the estimated value per share are Duff & Phelps’s best estimates, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Company’s real estate properties and the estimated value per share. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

1845 Walnut Street, 18th Floor  |  Philadelphia, PA 19103  |  (866) 773-4120  |  www.resourcereit2.com